UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

On June 27, 2012, MMRGlobal, Inc. (the "Company") signed a notice of cancellation for the purposes of terminating the Investment Agreement, dated September 15, 2009, by and between MMRGlobal, Inc., a Delaware corporation (the "Company"), and Dutchess Opportunity Fund, II, LP f/k/a Dutchess Equity Fund, LP, a Delaware Limited Partnership ("Dutchess") (the "Investment Agreement"). The notice was given pursuant to Section 9 of the Investment Agreement, which allows termination of the Agreement upon written notice from the Company to Dutchess. Pursuant to Section 9, the Company requested to terminate the Investment Agreement effective at 5:00pm EST on June 27, 2012. The notice of cancellation was received by Dutchess on June 28, 2012. The Company will not incur any early termination fees in connection with the termination of the Investment Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
July 3, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer